UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 12, 2015

MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida (State or other jurisdiction of incorporation)	001-35887 (Commission File Number)	26-2792552 (IRS Employer Identification No.)

1775 West Oak Commons Ct, NE Marietta, GA (Address of principal executive offices)	30062 (Zip Code)

(770) 651-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

1.01 Entry in a Material Definitive Agreement.

Amendment to Credit Agreement

On September; 28, 2017, MiMedx Group, Inc. (the "Company") and certain of its subsidiaries entered into a Second Amendment (the “Credit Agreement Amendment”) to the Credit Agreement, dated as of October 12, 2015 (the “Credit Agreement”), by and among the Company, certain subsidiaries of the Company party thereto, as guarantors, certain lenders party thereto, and Bank of America, N.A., as administrative agent. The Credit Agreement and the First Amendment to the Credit Agreement were previously disclosed in Current Reports on Form 8-K dated October 12, 2015 and January 10, 2016, which disclosures are incorporated herein by reference. The following is a summary of the material terms of the Credit Agreement Amendment.

The Credit Agreement Amendment amends and modifies the Credit Agreement primarily to extend the expiration date of the Credit Agreement from October 12, 2018 to October 12, 2019. The foregoing description is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1, and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

10.1	Second Amendment to Credit Agreement dated October 12, 2015, by and among MiMedx Group, Inc., the Guarantors identified therein, Bank of America, N.A., and the other Lenders party thereto.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 2, 2017	MIMEDX GROUP, INC.

		By:	/s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer